                                                                                        EXHIBIT 99.2

Deferred Prosecution Agreement Between the United States of America
and
FirstEnergy Nuclear Operating Company

The United States Attorney’s Office for the Northern District of Ohio and the Environmental Crimes Section of the Environment and Natural Resources Division of the Department of Justice (collectively the “Department”), on behalf of the United States of America, and the FirstEnergy Nuclear Operating Company (“FENOC”), pursuant to authority granted by its Board of Directors in the form of a Board Resolution (Attachment A), hereby enter into this Deferred Prosecution Agreement (the “Agreement”). The United States acknowledges FENOC’s extensive corrective actions at Davis-Besse Nuclear Power Station (“Davis-Besse”), FENOC’s cooperation during investigations by the Department and the U.S. Nuclear Regulatory Commission (“NRC”), FENOC’s pledge of continued cooperation, FENOC’s acknowledgement of responsibility for the behavior of its employees, and its agreement to pay a monetary penalty.
Acceptance of Responsibility for Violation of Law
      1.     FENOC admits that the Department can prove that from September 3, 2001 through November 28, 2001, FENOC employees, acting on its behalf, knowingly made false representations to the NRC in the course of attempting to persuade the NRC that Davis-Besse was safe to operate beyond December 31, 2001, as set forth in detail in the Statement of Facts attached hereto as Attachment B (the “Statement of Facts”).
2.     FENOC agrees to pay a monetary penalty of $28 million. A portion of this amount may be directed to a community service project, with the agreement of both parties. None of the penalty shall be tax deductible, nor shall any of it be submitted as allowable costs in a Public Utility Commission rate-making proceeding.

Deferral of Prosecution
3.     In consideration of FENOC’s entry into this Agreement and its commitment to (a) accept and acknowledge responsibility for its conduct; (b) cooperate with the United States and the NRC as set forth in Paragraph 9; (c) make the payment specified in Paragraph 2; (d) comply with Federal criminal laws; and (e) otherwise comply with all of the terms of this Agreement, the Department, absent a material breach of this Agreement, will refrain from seeking an indictment or otherwise initiating criminal prosecution of FENOC for all conduct related to the conduct described in the attached Statement of Facts.
4.     If FENOC materially breaches its obligations described herein, the Department may prosecute FENOC for any violations known to it at that time, including the conduct described in the Statement of Facts. Determination of breach shall be governed by Paragraph 12 of this Agreement.
5.     FENOC agrees that in any such prosecution the Statement of Facts shall be admissible in evidence.
6.     FENOC agrees to toll the running of the criminal statute of limitations during the term of this Agreement with respect to all conduct related to the conduct described in the Statement of Facts. FENOC expressly intends and hereby does waive its rights with respect to that period, including any right to make a claim premised in the statute of limitations. FENOC also waives any claim concerning pre-indictment delay, including but not limited to, speedy trial rights under the Sixth Amendment of the United States Constitution, Title 18 United States Code, Section 3161, Federal Rule of Criminal Procedure 48(b), and any applicable Local Rules for the period during which this Agreement is in effect.

7.     FENOC agrees to waive its constitutional right to presentment of an indictment to a grand jury, and to allow the United States to proceed against it by filing an Information with regard to all conduct related to the conduct described in the Statement of Facts.
8.     FENOC agrees that it shall not, through its attorneys, agents, or employees, make any statement, including in litigation, contradicting the Statement of Facts or its representations in this Agreement. Within 48 hours after receipt of notice by the Department of such contradictory statement, FENOC shall repudiate such statement in writing, both to the recipient and to the Department. FENOC consents to public release by the Department of such repudiation.
Cooperation with Criminal and Administrative Proceedings
9.     FENOC has cooperated and will continue to cooperate with the United States and the NRC in all criminal and administrative investigations and proceedings related to the conduct described in the attached Statement of Facts. In any further inquiry, FENOC agrees that its continuing cooperation shall include the following:
   9.1   FENOC will completely, truthfully and promptly disclose all information in its possession related to the matters addressed in the attached Statement of Facts about which the Department and the NRC may inquire, including all information about the activities of FENOC, present employees, former employees, consultants, and agents.
   9.2   FENOC will provide the Department and NRC any information and documents of which it becomes aware that may be relevant to further criminal and administrative investigations and proceedings related to the conduct described in the Statement of Facts.

   9.3   FENOC agrees to waive claims of attorney work-product protection by providing copies of witness interview summaries previously disclosed to the United States for inspection in the event that the United States brings prosecutions of individuals. By producing materials pursuant to this paragraph, FENOC does not waive the attorney-client privilege or the work-product protection, or other applicable privileges as to third parties.
10.     FENOC agrees to endorse any motions filed by the United States seeking disclosure of grand jury materials to the NRC pursuant to Rule 6(e)(3)(E) for the use of administrative proceedings.
Term of the Agreement
11.     The term of the Agreement shall commence on the date of execution and run through December 31, 2006.
Breach of the Agreement
12.     Should the Department determine that FENOC has violated this Agreement, the Department shall provide notice to FENOC of the basis for that determination and allow FENOC 30 days to demonstrate that no breach occurred, that the breach has been cured, or that the breach does not merit further action by the Department. If the Department determines that FENOC has materially breached its obligations under the terms of this Agreement, the Department may file an Information without prior judicial approval. FENOC will have no right to seek judicial action to enjoin or otherwise prevent the filing of an Information. If criminal prosecution is initiated by the Department on the basis of a claimed material breach of this Agreement, FENOC shall not be barred from moving to dismiss the action on the ground that it has not materially breached this Agreement.

Limits of this Agreement
13.     It is understood that this Agreement is binding on the Department, but specifically does not bind other Federal agencies, state or local law enforcement agencies, licensing authorities, or regulatory authorities. If requested by FENOC, the Department will bring to the attention of any such agencies the cooperation of FENOC and its compliance with its obligations under this Agreement.
Integration Clause
14.     This Agreement sets forth all the terms of the Deferred Prosecution Agreement between FENOC and the United States. No modifications or additions to this Agreement shall be valid unless they are in writing and signed by the parties to this Agreement.
Greg White
United States Attorney
Northern District of Ohio

By:	_____________________________________
Christian Stickan
Assistant United States Attorney

_____________________________________
Richard Poole
Senior Trial Attorney
Environmental Crimes Section
Environment and Natural Resources Division

_____________________________________
Thomas T. Ballantine
Trial Attorney
Environmental Crimes Section
Environment and Natural Resources Division

On behalf of the United States of America

By:

_________________________________
Gary R. Leidich
President and Chief Nuclear Officer
FirstEnergy Nuclear Operating Company
76 South Main Street
Akron, OH 44308

_________________________________
William L. Gardner
Morgan, Lewis & Bockius
1111 Pennsylvania Avenue, NW
Washington, D.C. 20004

On behalf of FENOC

Date of Execution: _________________________

Attachments:
Resolution (Attachment A)
Statement of Facts (Attachment B)

                                                                        Attachment A

Resolution of the Board of Directors of FirstEnergy Nuclear Operating Company, Inc. (FENOC)

Upon motion duly made, seconded and unanimously carried by the affirmative vote of all the Directors present, the following resolutions were adopted on November 9, 2005:

WHEREAS, FENOC has been engaged in discussions with the United States Attorney’s Office for the Northern District of Ohio and the Environmental Crimes Section of the Department of Justice (the “United States”) in connection with an investigation being conducted by the United States into activities of FENOC employees and managers who prepared responses to an inquiry by the Nuclear Regulatory Commission;

WHEREAS, the Board of Directors of FENOC has determined that it is in the best interests of FENOC to enter into the Deferred Prosecution Agreement that the Board of Directors has reviewed with counsel representing FENOC;

NOW, THEREFORE, BE IT RESOLVED that the Board of Directors of FENOC consents to the resolution of the discussions with the United States by entering into the Deferred Prosecution Agreement in substantially the same form as reviewed by the Board of Directors and as attached hereto as Exhibit A; and

BE IT FURTHER RESOLVED that the Board of Directors of FENOC authorizes management and counsel representing FENOC to execute the Deferred Prosecution Agreement on behalf of FENOC and to take any and all other actions as may be necessary or appropriate, and to approve the forms, terms, or provisions of any agreements or other documents as may be necessary or appropriate to carry out and effectuate the purpose and intent of the foregoing.

A - 1

                                                                         Attachment B

In support of a deferred prosecution agreement, the FirstEnergy Nuclear Operating Company (FENOC), through its board of directors, admits that, for all times relevant to the agreement, the following facts are true:

1.
FENOC operated the Davis-Besse Nuclear Power Station on the southwestern shore of Lake Erie in Ohio. FENOC held a license, issued by the Nuclear Regulatory Commission (NRC) to operate this pressurized water reactor (PWR). The Davis-Besse plant used nuclear fission to heat water to approximately six hundred degrees Fahrenheit. At that temperature, the reactor coolant water, which was sealed inside a reactor pressure vessel, reached a pressure of approximately two thousand pounds per square inch. The reactor coolant was then used to super-heat steam to drive electricity-generating turbines.

2.
At Davis-Besse, reactor operators used two systems to control the rate of fission. For coarse control, they raised or lowered vertical control rods in the reactor core to absorb the neutrons that drive the fission reaction and reactor power. When the rods were fully inserted, the fission reaction became non-self-sustaining. For fine fission and reactor power control, operators also added (or removed) boric acid from the reactor coolant water. Like the control rods, the boric acid also absorbed neutrons.

3.
The machinery that raised and lowered the control rods was attached to the reactor vessel head, which was removed when the reactor was being refueled. Control rod drive mechanism nozzles penetrated the dome-shaped head and the control rods were raised and lowered through those nozzles. The Davis-Besse reactor vessel head had sixty-nine nozzles. These nozzles were surrounded by a large cylindrical service structure, which was welded to the head. Because of this configuration, the only way to inspect the nozzles at Davis-Besse was by inserting a camera through inspection ports located around the bottom of the service structure.

4.
After many years of service, the control rod drive mechanism nozzles could develop cracks. Although several PWR licensees had found axial nozzle cracks in the early 1990s, they were of less concern than circumferential cracks. In 2001 several PWR licensees found circumferential cracks in their reactor vessel head nozzles. Circumferential cracks also could grow around a nozzle over time. If they were not detected and repaired first, a crack could reach a critical size and allow the complete break of a nozzle. A broken nozzle could eject from the reactor head, leaving a hole through which reactor coolant could escape into the containment building. PWRs were designed to withstand such a “loss of coolant accident” and to prevent off-site radiological consequences. Nevertheless, such an event would stress a plant’s safety systems.

5.
For several years prior to the summer of 2001, Davis-Besse employees had failed to properly implement the plant’s Boric Acid Corrosion Control and Corrective Action programs. These programs were designed to ensure that Davis-Besse employees discovered boric acid leaks, identified their sources, documented their extent, and dealt with any corrosion properly. Since 1996, some Davis-Besse employees knew that boric acid deposits were left on the reactor pressure vessel head from outage to outage. Some Davis-Besse employees also knew that the service structure surrounding the reactor pressure vessel head impeded inspection of some of the nozzles. Inspection and cleaning steps under the Boric Acid Corrosion Control program were not performed properly during the refueling outages in 1996, 1998, and 2000. Instead, Davis-Besse engineers prepared analyses justifying operation without removing all of the boric acid.

                                                                          Attachment B

6.
In August 2001, following reports of circumferential nozzle cracks at several PWRs in the United States, the NRC issued Bulletin 2001-01. This Bulletin required the operators of PWRs, including FENOC, to provide information concerning how the potential circumferential cracking of reactor vessel head nozzles was addressed at their plants. The information each PWR operator was required to provide depended upon several factors discussed in the Bulletin, including whether there was a prior history of nozzle cracking or leaking at the plant and whether the plant’s design and operating history made it more or less susceptible to nozzle cracking. With regard to Davis-Besse, FENOC was required to report on (1) the susceptibility of the plant to nozzle cracking, (2) the steps FENOC had taken to detect it, and (3) FENOC’s plans for inspecting the reactor vessel head nozzles in the future. Because FENOC did not plan to inspect the Davis-Besse reactor vessel head for signs of cracking by December 31, 2001, the Bulletin required FENOC to explain how it would still meet specified regulatory requirements during the period of continued operation until the inspections were to be performed. Pursuant to section 50.9 of Title 10 of the Code of Federal Regulations, all submissions of information to the NRC, including responses to bulletins, were required to be “complete and accurate in all material respects.”

7.
At the time the Bulletin was issued, the next refueling outage at Davis-Besse was scheduled to begin in late March 2002. Rescheduling of the refueling outage was dependent on many factors, including delivery date of the new nuclear fuel, energy remaining in the used nuclear fuel within the reactor, replacement power costs, and availability of needed contractors and equipment. In the fall of 2001, Davis-Besse personnel had estimated that if the Company had to perform a nozzle inspection and refueling outage beginning in January 2002, then that outage would last 45 days and the Company would incur additional expenditures as compared to the scheduled 34-day refueling outage beginning at the end of March 2002. The primary contributor to the additional expenditure was higher replacement power costs during the 45-day outage starting in January.

8.
In September 2001, FENOC employees at Davis-Besse responded to the Bulletin. Over the three months that followed, Davis-Besse employees submitted five “Serial Letters” to the NRC, responding to the Bulletin. These letters were numbered 2731, 2735, 2741, 2744, and 2745. In these letters, Davis-Besse employees provided technical arguments to support FENOC’s position that it could continue to operate safely and in compliance with NRC regulations until March of 2002.

9.	The Serial Letters included the following false statements:

9.1.
A statement in Serial Letter 2731 that “inspections of the [reactor pressure vessel head] are performed … in accordance with [Davis-Besse Nuclear Power Station] procedure NG-EN-00324, ‘Boric Acid Corrosion Control Program.’” This statement was false. An inspection to determine whether boric acid was causing corrosion was one of the steps of the Boric Acid Corrosion Control Program. An engineer who inspected the reactor pressure vessel head in 1996 noted that “steps outlined in NG-EN-00324 Rev. 1 (Boric Acid Corrosion Control Program) cannot be fully implemented.” The same engineer reviewed and approved Serial Letter 2731 in the Fall of 2001.

                                                                          Attachment B

9.2.
A statement in Serial Letter 2735 that “in 1996, during [the 10th refueling outage], the entire [reactor pressure vessel] head was inspected.” This statement was false. In 1996, this same engineer conducted a videotaped inspection of the reactor vessel head which demonstrated that restrictions imposed by the location and size of the inspection ports prevented an inspection of the entire reactor pressure vessel head. In 2001, another engineer reviewed that 1996 videotape. Both engineers reviewed and approved Serial Letter 2735.

9.3.
A statement in Serial Letter 2741 that in the spring of 2000, Davis-Besse personnel had “performed a head cleaning to allow for a quality [Reactor Pressure Vessel Head] bare metal visual inspection in April 2002.” This statement was false in that the entire head had not been cleaned. The engineer who performed the head inspection in 2000 knew that substantial deposits of boric acid had been left on the head at the end of the 2000 outage. Other Davis-Besse employees received a consultant’s letter in September 2001 that described substantial deposits of boric acid on the center top area of the head of the reactor. Some of these employees reviewed and approved Serial Letter 2741.

9.4
A statement in Serial Letter 2745 that, “during 10 RFO, in spring of 1996, the entire head was visible so 100% of the [control rod drive mechanism] nozzles were inspected with the exception of four nozzles in the center of the head.” This statement was false for the reasons stated above, at 9.2. Serial Letter 2745 contained a probabilistic risk assessment purporting to show that Davis-Besse’s core damage frequency was acceptably low, such that an immediate inspection was unnecessary. The risk assessment was based, in part, on the assumption that the 1996 inspection was as described. The engineer who performed the incomplete inspection in 1996 (described above, at 9.2) reassured the author of the probabilistic risk assessment that this assumption was correct.

U.S. Department of Justice
Environment and Natural Resources Division
                January 13, 2006

William L. Gardner
Morgan, Lewis & Bockius
1111 Pennsylvania Ave., NW
Washington, D. C. 20004

Re: Administration of Deferred Prosecution Agreement penalty

Dear Mr. Gardner:

Paragraph number two of the Deferred Prosecution Agreement that FENOC and the Department will execute is a monetary penalty provision:

FENOC agrees to pay a monetary penalty of $28 million. A portion of this amount may be directed to a community service project, with the agreement of both parties. None of the penalty shall be tax deductible, nor shall any of it be submitted as allowable costs in a Public Utility Commission rate-making proceeding.

This letter describes the procedure for paying the penalty and memorializes the agreement between FENOC and the Department regarding community service projects.

We have agreed that $4,350,000 of the $28,000,000 penalty is to be directed to community service projects. Therefore, $23,650,000 should be transferred to the United States treasury upon execution of the deferred prosecution agreement, but not before January 20, 2006. The Justice Management Division of the U.S. Department of Justice has made arrangements for that payment, by wire transfer. The instructions for completing the transfer are set out in Attachment A.

The remaining $4,350,000 is to be paid to the organizations set forth in Attachment B. FENOC and the Department agree that the payments for these projects are community service by FENOC, as contemplated in the Deferred Prosecution Agreement. FENOC agrees that, whenever it makes or publishes statements concerning the projects set forth in Attachment B, it shall include a statement explaining that the payments were made pursuant to a Deferred Prosecution Agreement entered into with the Department of Justice.

Upon making the payments set forth in Attachment B, FENOC shall provide the Department with receipts for those payments. If, for whatever reason, FENOC is unable to make any of the payments set forth in Attachment B within sixty days of the execution of the Deferred Prosecution Agreement, then all unpaid amounts shall be paid to the United States treasury, by wire transfer, as set out in Attachment A.

The parties to the Deferred Prosecution Agreement agree that this letter will be attached to, and be a part of, the Deferred Prosecution Agreement and their representatives have initialed this letter to so indicate. Please do not hesitate to call me if you have any questions regarding these procedures.

Very truly yours,

Thomas T. Ballantine
Trial Attorney

Richard A. Poole _____

Thomas T. Ballantine _____

Christian H. Stickan _____

Gary R. Leidich _____

William L. Gardner _____

Attachment B

For Ottawa County local endeavors:

Ottawa National Wildlife Refuge, through the affiliated not-for-profit, the Ottawa National Wildlife Refuge Association, which is chartered for support of the refuge, for wetlands preservation ($800,000) and toward the construction of a Visitors Center ($550,000).

Ottawa County Emergency Management Association, in support of communications systems upgrade and related needs, to better equip local responders ($500,000).

For Northwest Ohio Regional Initiatives:

University of Toledo Foundation, for the College of Engineering ($500,000), to be used as directed by the College of Engineering, for the purpose of developing energy efficient technologies and training engineering students in advanced technologies.

For Northern Ohio benefit:

Cuyahoga Valley National Park ($1,000,000), to further the extension of the Towpath Trail in Cleveland from Harvard Road to the proposed Canal Basin Park in the Flats, with the funds being paid to the Cuyahoga Valley National Park and to be deposited into a “restricted fund” account for this purpose. The Cuyahoga Valley National Park would exercise fiduciary responsibility for the expenditure of these funds by appropriate public entities through contractual instruments including grants and/or cooperative agreements administered per federal guidelines.

Habitat for Humanity International ($1,000,000), for the benefit of Northern Ohio Chapters to build environmentally responsible U.S. EPA Energy Star certified homes.